Exhibit 99.2

MarkWest Energy Partners, L.P	Contact:	Frank Semple, President and CEO
1515 Arapahoe Street		Nancy Buese, Senior VP and CFO
Tower 2, Suite 700		Andy Schroeder, VP of Finance/Treasurer
Denver, CO 80202	Phone:	(866) 858-0482
	E-mail	investorrelations@markwest.com
	Website:	www.markwest.com

MarkWest Energy Partners to Present at the Morgan Keegan 2008 Equity Conference

DENVER—August 29, 2008—MarkWest Energy Partners, L.P. (NYSE: MWE) announced today that Andrew Schroeder, Vice President of Finance and Treasurer, will present at the Morgan Keegan 2008 Equity Conference on Friday, September 5, 2008, at the Peabody Hotel, in Memphis, Tennessee.

MarkWest’s presentation will begin at 11:05 a.m. Central Time and is expected to last approximately 25 minutes.  To listen to a live audio webcast of Mr. Schroeder’s presentation and to view the related presentation material, visit MarkWest’s website at www.markwest.com under “Investor Relations / Presentations.” A replay of the presentation will be available on the website shortly after the presentation is concluded.

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MarkWest Energy Partners, L.P. is a growth-oriented master limited partnership engaged in the gathering, transportation, and processing of natural gas; the transportation, fractionation, marketing, and storage of natural gas liquids; and the gathering and transportation of crude oil. MarkWest has extensive natural gas gathering, processing, and transmission operations in the southwestern and Gulf Coast regions of the United States and is the largest natural gas processor in the Appalachian region.  The primary business strategy of MarkWest is to provide outstanding customer service at competitive rates and to expand its assets and cash flow available for distribution through a balanced combination of organic growth projects and selective acquisitions.

This press release includes “forward-looking statements.”  All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements.  Actual results could vary significantly from those expressed or implied in such statements and are subject to a number of risks and uncertainties.  Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct.  The forward-looking statements involve risks and uncertainties that affect our operations, financial performance, and other factors as discussed in our filings with the Securities and Exchange Commission.  Among the factors that could cause results to differ materially are those risks discussed in our Annual Report on Form 10-K, as amended,  for the year ended December 31, 2007, as filed with the SEC.  You are urged to carefully review and consider the cautionary statements and other disclosures made in those filings, specifically those under the heading “Risk Factors.”  We do not undertake any duty to update any forward-looking statement except as required by law.